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                                                     EXHIBIT 23.1


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report, dated February 1, 1996 (except for Note K as to which the date is June 18, 1996) accompanying the financial statements of First Enterprise Financial Group, Inc. contained in the Registration Statement and Prospectus filed on Form S-1 effective July 22, 1996 (Registration No. 33-80217). We consent to the incorporation by reference of the aforementioned report filed in the Registration Statement on Form S-8.




                                   By: /s/ GRANT THORNTON LLP

 Chicago, Illinois
 July 26, 1996